Exhibit 10.2

United Fire Group

ANNUAL INCENTIVE PLAN (AIP)

PLAN DOCUMENT

1.0	PLAN OBJECTIVES

1.1	Focus attention on the achievement of Corporate, Branch and Department performance measures.

1.2	Provide a strong financial incentive to employees based on the achievement of critical Corporate, Branch and Department goals.

1.3	Provide a systematic incentive plan consistent with specific performance objectives.

1.4	Alignment of all levels of employee commitment with the interests of shareholders.

2.0	DEFINITIONS

2.1	Top Management: The Chairman of the Board and the Chief Executive Officer.

2.2	Calculated Award: The AIP Award a participant would receive based on the level of performance achieved against each Component: Corporate, Branch and Department.

2.3	Company: United Fire Group, its subordinate divisions or successor organization.

2.4

Corporate Performance Component: The United Fire Group annual financial measures and specific objectives as established by Top Management. The attainment of goals will be the basis for granting the Corporate Award Component. Corporate performance measures will be established each year, and may consist of financial indicators such as ROE and Combined Ratio.

2.5	Earned Award: A participant’s Calculated Award including any discretionary adjustment, resulting in his/her overall Award for the Plan Year.

2.6

Branch and Department Performance Component: Specific performance objectives established for each unit, the attainment of which will be the basis for granting the Branch and Department Award Component.

2.7

Maximum Performance Level: The maximum level of performance used for determining the Calculated Award. The maximum has been set at 120% for the target awards; however, maximum assignments may be modified for each Plan Year.

United Fire Group

ANNUAL INCENTIVE PLAN (AIP)

PLAN DOCUMENT

2.8	Plan Year: The twelve-month performance period corresponding to the calendar fiscal year.

2.9

Target Award: The percentage of a participant's eligible salary that he/she would receive assuming that 100% performance level on each of the assigned performance measures is achieved. This will range from 10% - 40% of eligible salary.

2.10	Threshold Performance Level: The minimum level of performance that must be achieved before any Earned Awards will be paid. Threshold assignments may be modified for each Plan Year.

2.11	Direct Written Premium (DWP): Includes all direct written premiums, excluding DWP from Western RE Agreement.

3.0	PARTICIPATION/PROCEEDURES

3.1

To be eligible to participate in this plan an employee must have a minimum of one calendar year of service prior to December 31st of the year for which the Award is to be paid. This requirement may be met through employment with any of the subsidiary companies.

3.2

Eligible participants must have a minimum of 1,000 hours of service in the calendar year the Award is paid and be employed by the Company on the date the Award is paid. Any Award that would have been payable shall be paid in the event of death to the spouse based on the employee’s earnings for the year the Award is based.

3.3	The employee will receive the percentage of bonus attributable to the Company, Branch or Department the employee is assigned to on December 31st of the year the Award is earned.

4.0	PERFORMANCE MEASURES

4.1	Top Management will establish the Corporate financial performance measures, as well as appropriate performance targets and performance thresholds.

4.2	Individual objectives will be established for each eligible participant that focus attention on key desired results within his/her respective area of responsibility.

United Fire Group

ANNUAL INCENTIVE PLAN (AIP)

PLAN DOCUMENT

4.3

The Performance Components (Corporate, Branch or Department), and their relative weighting, will be established for each Plan Year, based on the desired focus. The weighting of performance measurements vary by level and/or function as follows, and may be modified from year to year:

		Performance Targets
Tier	Position	Corporate ROE	Corp/Branch LR	Dept. Expense
AAAA	CEO	75.0%	25.0%*	-
AAA	VP/Reg Pres	60.0%	20.0%	20.0%
AA	AVP/Mgr/Supv	40.0%	30.0%	30.0%
A	All Others	30.0%	35.0%	35.0%

* Revenue Growth

4.4	When multiple performance measures are assigned, each will be weighted based on the desired focus for each goal.

5.0	TARGET AWARDS

5.1

Target Awards are established based on the participant’s level, and a participant’s Target Award is calculated as a percentage of his/her base salary. Earned Awards may range from 0% to 120% of the Target Award. Target Awards are as follows:

Tier	Position	At Target %
AAAA	CEO	40.0%
AAA	VP/Reg Pres	25.0%
AA	AVP/Mgr/Supv	17.5%
A	All Others	10.0%

6.0	DETERMINATION OF CALCULATED AND EARNED AWARDS

6.1	Calculated Awards reflect a combination of Corporate, Branch and Department performance that are indicative of each participant's performance and contribution.

6.2	Each performance Component (Corporate, Branch and Department) will stand alone when evaluating performance. Therefore, each Component must meet or exceed the

United Fire Group

ANNUAL INCENTIVE PLAN (AIP)

PLAN DOCUMENT

established Threshold (minimum) performance level in order for Awards to be paid for that Component of the Plan.

6.3	For determining the level of financial performance when two or more performance indices are used, a formula will be utilized to determine the overall performance.

6.4	Each participant's Calculated Award will be based on the level of performance achieved against assigned performance measures.

6.5	Department and Branch Objectives can be weighted based on importance, if necessary.

6.6

The Calculated Award may be subject to an adjustment of up to ±10% based on the evaluation of overall performance and contribution of the participant. Ultimately, the Board is responsible for reviewing the overall Award budget for all participants.

6.7	At the discretion of the Top Management, performance outside of expectations or outside control may be recognized in the determination of awards.

6.8	Before any Award is payable to a participant, the participant’s performance level must at least meet solid performance standards in order for him/her to be eligible to receive an Earned Award.

7.0	AWARD CALCULATION

7.1	Awards will be based on the Department and Branch’s actual performance at year-end.

7.2	Department and Branch goals will be measured against the established standards.

7.3	Award will be capped at two (2) times the Target Award for each participant.

8.0	AWARD DISTRIBUTION

8.1	Earned Awards will be calculated and paid in April, following the end of the Plan Year for which the Awards have been earned.

8.2	A participant must be actively employed on the last day of the Plan Year and actively employed on the date of distribution in order to be eligible to receive his/her Earned Award.

United Fire Group

ANNUAL INCENTIVE PLAN (AIP)

PLAN DOCUMENT

8.3	Up to one hundred (100%) percent of the Earned Award may deferred into appropriate Corporate plans.

8.4	If a participant is promoted into a position where the eligibility and/or Target Award changes, he/she may receive, at the discretion of Top Management, the higher Award.

8.5	In the event that a participant does not meet eligibility criteria during the Plan Year, he/she would not be eligible to receive any Award.

8.6

In the event that a participant leaves the Company during the Plan Year or before the date of award distribution due to retirement or death, he/she (or surviving spouse), would be eligible to receive a pro-rated Earned Award to the date of the qualifying event at the sole and final discretion of Top Management. Earned Awards will be payable based on overall results and distributed in April.

9.0	FUNDING

9.1	The threshold Corporate performance must be met for any payout.

9.2	The plan will be funded with Company profits.

10.0	GENERAL

10.1	The Chief Executive Officer, or his/her designee, shall be responsible for the implementation and on-going administration of the Plan.

10.2	Targets and weightings may be changed annually based on the shift in focus.

10.3

Interpretation of all matters related to this Plan, including but not limited to eligibility, calculation and determination of Earned Awards, as well as the resolution of any questions relating to accounting procedures of the Plan, shall be at the sole and final determination of Top Management.

10.4

United Fire Group may amend or discontinue this Plan at any time with respect to future Awards; however, any Awards earned up to the date of modification or termination will be distributed in accordance with Plan provisions at the time they were earned.

United Fire Group

ANNUAL INCENTIVE PLAN (AIP)

PLAN DOCUMENT

10.5

Nothing in this Plan shall be interpreted as giving any participant the right to be retained as an employee of United Fire Group or of limiting the Company’s rights to control or terminate the service of any employee at any time in the course of its business.

10.6

This Plan shall be construed in accordance with all applicable Federal and State securities and regulatory laws. In the event that any section, or portion of a section, of the Plan shall be held invalid, illegal, or unenforceable, that section, or portion of that section, shall not affect any other section hereof. This Plan shall be construed and enforced as if the invalid, illegal, or unenforceable section, or portion of the section, had never been contained herein.

Modified October 19, 2007

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